Exhibit 10.6

PROMISSORY NOTE

$ 250,000.00	June 10, 2021
Clearwater, Florida

FOR VALUE RECEIVED, PROCYON CORPORATION, a Colorado corporation (the "Borrower"), hereby promises to pay to the order of FLAGSHIP BANK, its successors and assigns (the "Lender"), at its mailing address of 29750 US Hwy 19 North, Clearwater, Florida 33761, or such other place as Lender shall designate in writing from time to time, the principal sum of up to Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) (the "Loan"), in United States Dollars, together with interest thereon as hereinafter provided.

1.        INTEREST RATE.

1.1         Commencing on the date hereof and continuing for the term of the Loan, Borrower shall pay interest on amounts advanced calculated at an annual rate of .50% in excess of the Wall Street Journal Prime Rate (the "Floating Rate").

1.2         Interest shall be computed on an actual/360-day basis (i.e., interest for each day during which any amount remains outstanding hereunder shall be computed at the interest rate divided by 360).

2.        PAYMENT OF PRINCIPAL AND INTEREST.

2.1         Borrower shall make "interest-only" payments on the then outstanding principal amount of this Note on the 10th day of each month beginning July 10, 2021, through and including June 10, 2026.

2.2         The entire unpaid principal amount hereof, together with accrued and unpaid interest thereon and all other amounts payable hereunder, shall be due and payable in full on demand. Notwithstanding the foregoing, if no demand is made by Lender prior thereto, the Loan shall be payable in full on June 10, 2026 (the "Maturity Date").

2.3         This Note is subject to a $250.00 annual review fee for any year that the annual average usage is less than $50,000.00.

2.4         Payments shall be made by autodebit from Borrower's operating account with Lender.

3.        REVOLVING FEATURE. This Promissory Note allows revolving advances and repayment. Therefore, Borrower may from time to time receive advances hereunder, repay said advances and subsequently reborrow amounts previously advanced and repaid. Lender may, in its sole discretion, make advances upon the written, telephonic or facsimile request of Borrower, and Lender is authorized to rely conclusively upon such requests when received from a person purporting to be Borrower or Borrower's authorized officer or representative. Nothing in this Note shall be construed to establish an obligation on the part of Lender to make an advance under this Note.

4.        APPLICATION OF PAYMENTS. Except as otherwise specified herein, each payment or prepayment, if any, made under this Note shall be applied to pay accrued and unpaid interest, principal, late charges, escrows (if any), and any other fees, costs and expenses which Borrower is obligated to pay under this Note, in such order as Lender may elect from time to time in its sole discretion.

5.        TENDER OF PAYMENT. All payments on this Note are payable on or before the due date thereof, at the office of Lender specified above and shall be credited on the date the funds become available lawful money of the United States.

6.        LATE CHARGE. Default in making any payment will mature the entire obligation at the option of the holder, without notice or demand. In the event payments shall not be made promptly when due, and if, at the option of the Lender, late payments are accepted and they are more than ten (10) days late, the undersigned agrees to pay the holder a late charge of five percent (5.00%) of each such unpaid installment or $10.00, whichever is greater. Waiver of any default and acceptance of late payment together with late charges due thereon, if applicable, shall not operate as a waiver of any other default or of the same default on a future occasion.

7.        PREPAYMENT. The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time, without premium or penalty. Any prepayment shall include accrued and unpaid interest to the date of prepayment on the principal amount prepaid and all other sums due and payable hereunder. Partial prepayments will be applied against required principal installments in the inverse order of their maturities. Therefore, partial prepayments will not affect the due date of any required installments under this Note until this Note is paid in full.

8.        SECURITY FOR THE NOTE.

8.1      This Note is executed and delivered in accordance with a commercial transaction described in the Loan Agreement of even date herewith. As security for the payment of the monies owing under this Note, Borrower has delivered or has caused to be delivered to Lender the following (each a "Loan Document" and collectively with this Note and any other guaranty, document, certificate or instrument executed by Borrower or any other obligated party in connection with the Loan, together with all amendments, modifications, renewals or extensions thereof, the "Loan Documents"): (a) Security Agreement (the "Security Agreement").

8.2      Borrower hereby grants to Lender a continuing security interest in all property of Borrower, now or hereafter in the possession of Lender, as security for the payment of this Note and any other liabilities of Borrower to Lender, which security interest shall be enforceable and subject to all the provisions of this Note, as if such property were specifically pledged hereunder.

9.        DEFAULT RATE. From and after the Maturity Date or from and after expiraton of any curative period regarding the occurrence of an Event of Default hereunder, irrespective of any declaration of maturity, all amounts remaining unpaid or thereafter accruing hereunder, shall bear interest at the highest rate allowed by law, not to exceed eighteen (18.0%) percent per annum (the "Default Rate"). Such default rate of interest shall be payable upon demand, but in no event later than when scheduled interest payments are due, and shall also be charged on the amounts owed by Borrower to Lender pursuant to any judgments entered in favor of Lender with respect to this Note.

10.      EVENTS OF DEFAULT. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrences shall be voluntary or involuntary, or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body) and not be cured within the applicable cure period set forth in Section 10 herein, then Lender shall be entitled to the remedies set forth in said Section 10. The Events of Default shall include, but not be limited to, the following:

(a)          Any representation or warranty made herein or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement, or the borrowing hereunder shall prove to be false or misleading in any material respect;

(b)         Default shall occur in the payment of interest or principal on any indebtedness referred to herein, specifically including the Note, when and as the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise, or failure of the Borrower to make payment of principal or interest on any other obligation for borrowed money beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause or permit the holder or holders of such obligation to accelerate the maturity thereof;

(c)          Any default shall occur in the due observance or performance of any covenant, agreement or other provision of this Agreement or the Security Agreement referred to above other than for the payment of money;

(d)          The Borrower or any Guarantor of the Loan (collectively the "Borrower Group") shall: (i) apply for or consent to the appointment of a receiver, trustee in bankruptcy for benefit of creditors, or liquidator of it or any of its property; (ii) admit in writing its inability to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors, or seeking to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or an answer admitting an act of bankruptcy alleged in a petition filed against it in any proceeding under any such law; or (vi) take any action for the purposes of effecting any of the foregoing;

(e)         An order, judgment or decree shall be entered against the Borrower with the application, approval or consent of the entity by any court of competent jurisdiction, approving a petition seeking its reorganization or appointing a receiver, trustee or liquidator of any such party, or of all or a substantial part of the assets thereof, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days from the date of entry thereof;

(f)         Final judgments for the payment of money in excess of an aggregate of $50,000.00, excluding claims covered by insurance, shall be rendered against the Borrower and the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, provided that a judgment shall be deemed "final" only when the time for appeal shall have expired without an appeal having been claimed, or all appeals and further review claimed to have been determined adversely to the Borrower;

(g)         A material adverse change in the financial condition of the Borrower; or

(h)         A default in or breach of any covenant in the Security Agreement.

11.      REMEDIES. Upon the occurrence of any such Event of Default and after ten (10) days written notice and opportunity to cure has been provided to Borrower with respect to a monetary default and after thirty (30) days (or such longer period as may be necessary under the circumstances, provided Borrower is diligently pursuing its efforts to cure) written notice and opportunity to cure has been provided to Borrower as to all other defaults, Lender may, at its option, declare all indebtedness of principal and interest due and payable, whereupon this Note shall be immediately due and payable, and Lender shall have and may exercise from time to time any and all rights and remedies available to it under any applicable law; and Borrower shall promptly pay all costs of Lender of collection of any and all liabilities, and enforcement of rights hereunder, including reasonable attorneys' fees, and legal expenses of any repairs to any of the collateral, and expenses of repairs to any realty or other property to which any of the collateral may be affixed. Expenses of retaking, holding, preparing for sale, selling, or the like, shall include Lender's reasonable attorney's fees and legal expenses. Upon disposition by Lender of any property of Borrower in which Lender has a security interest, Borrower shall be and remain liable for any deficiency, and Lender shall account to Borrower for any surplus, and to hold the same as a reserve against all or any liabilities of Borrower to Lender whether or not they, or any of them be then due, and in such order of application as Lender may, from time to time, elect. All rights, powers and remedies contained herein or in any other agreement, instrument or document executed in connection herewith are cumulative. As to any default other than failure to pay sums due to Lender, and so long as the Lender's security is not impaired as determined in Lender's sole discretion, the afore-referenced curative period will be extended as long as Borrower is exercising reasonable good faith and diligence in curing such incident of default. As to any default other than failure to pay sums due to Lender, and so long as the Lender's security is not impaired as determined in Lender's sole discretion, the afore-referenced curative period will be extended as long as Borrower is exercising reasonable good faith and diligence in curing such incident of default.

12.      MISCELLANEOUS.

12.1       Disclosure of Financial Information. Lender is hereby authorized to disclose any financial or other information about Borrower to any regulatory body or agency having jurisdiction over Lender and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Borrower. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Borrower.

12.2       Integration. This Note and the other Loan Documents constitute the sole agreement of the parties with respect to the transaction contemplated hereby and supersede all oral negotiations and prior writings with respect thereto.

12.3       Attorneys' Fees and Expenses. If Lender retains the services of counsel by reason of a claim of a default or an Event of Default hereunder or under any of the other Loan Documents, or on account of any matter involving this Note, or for examination of matters subject to Lender's approval under the Loan Documents, all costs of suit and all reasonable attorneys' fees and such other reasonable expenses so incurred by Lender shall be paid by Borrower, on demand, and shall be deemed part of the obligations evidenced hereby. In the event suit is filed, Lender shall only be entitled to attorneys fees if it is the prevailing party.

12.4       No Implied Waiver. Lender shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy in a subsequent event. After any acceleration of, or the entry of any judgment on, this Note, the acceptance by Lender of any payments by or on behalf of Borrower on account of the indebtedness evidenced by this Note shall not cure or be deemed to cure any Event of Default or reinstate or be deemed to reinstate the terms of this Note absent an express written agreement duly executed by Lender and Borrower.

12.5       Waiver. Except as otherwise set forth herein, Borrower waives demand, notice, presentment, protest, demand for payment, notice of dishonor, notice of protest and diligence of collection of this Note. Borrower consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, and to the release of any collateral, with or without substitution. Borrower agrees that makers, endorsers, guarantors and sureties may be added or released without notice and without affecting Borrower's liability hereunder. The liability of Borrower shall not be affected by the failure of Lender to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Borrower shall be absolute and unconditional and without regard to the liability of any other party hereto.

12.6       No Usurious Amounts. Anything herein contained to the contrary notwithstanding, it is the intent of the parties that Borrower shall not be obligated to pay interest hereunder at a rate which is in excess of the maximum rate permitted by law. If by the terms of this Note, Borrower is at any time required to pay interest at a rate in excess of such maximum rate, the rate of interest under this Note shall be deemed to be immediately reduced to such maximum legal rate and the portion of all prior interest payments in excess of such maximum legal rate shall be applied to and shall be deemed to have been payments in reduction of the outstanding principal balance, unless Borrower shall notify Lender, in writing, that Borrower elects to have such excess sum returned to it forthwith. Borrower agrees that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment, including without limitation, late charges, shall be deemed to the extent permitted by law to be an expense, fee or premium rather than interest. In addition, Lender may, in determining the maximum rate of interest allowed under applicable law, as amended from time to time, take advantage of: (i) the rate of interest permitted by Section 687.12 Florida Statues ("Interest rates; parity among licensed Banks or creditors") and 12 United States Code, Sections 85 and 86, and (ii) any other law, rule or regulation in effect from time to time, available to Lender which exempts Lender from any limit upon the rate of interest it may charge or grants to Lender the right to charge a higher rate of interest than allowed by Florida Statutes, Chapter 687.

12.7       Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

12.8       Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Borrower without the prior written consent of Lender, and any such assignment or attempted assignment by Borrower shall be void and of no effect with respect to Lender.

12.9       Modifications. This Note may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification or discharge is sought.

12.10     Sales or Participations. Lender may from time to time sell or assign, in whole or in part, or grant participations in the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold and may exercise the rights of setoff or Lender's lien with respect to any and all obligations of such holder to Borrower, in each case as fully as though Borrower were directly indebted to such holder. Lender may, in its discretion, give notice to Borrower of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender's or such holder's rights hereunder.

12.11      Jurisdiction. Borrower irrevocably appoints each and every owner, partner and/or officer of Borrower as its attorneys upon whom may be served, by regular or certified mail at the address set forth below, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Borrower hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Florida by service of process on any such owner, partner and/or officer; and Borrower agrees that the courts of such State shall have jurisdiction with respect to the subject matter hereof and the person of Borrower. Borrower agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

12.12     Notices. All notices and communications under this Note shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the Mortgage. Notice shall be deemed to have been given and received: (i) if by hand delivery, upon delivery; (ii) if by mail, three (3) calendar days after the date first deposited in the United States mail; and (iii) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

12.13     Governing Law. This Note shall be governed by and construed in accordance with the substantive laws of the State of Florida without reference to conflict of laws principles.

12.14     Joint and Several Liability. If Borrower or Guarantor consists of more than one person or entity, the word "Borrower" or "Guarantor" shall mean each of them and their liability shall be joint and several.

12.15     Continuing Enforcement. If, after receipt of any payment of all or any part of this Note, Lender is compelled or agrees, for settlement purposes, to surrender such payment to any person or entity for any reason (including, without limitation, a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds), then this Note and the other Loan Documents shall continue in full force and effect or be reinstated, as the case may be, and Borrower shall be liable for, and shall indemnify, defend and hold harmless Lender with respect to, the full amount so surrendered. The provisions of this Section shall survive the cancellation or termination of this Note and shall remain effective notwithstanding the payment of the obligations evidenced hereby, the release of any security interest, lien or encumbrance securing this Note or any other action which Lender may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon any payment of the obligations evidenced hereby having become final and irrevocable.

12.16     Waiver of Jury Trial. BORROWER AND LENDER AGREE THAT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY LENDER OR BORROWER, ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY. LENDER AND BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY AND WITH THE ADVICE OF THEIR RESPECTIVE COUNSEL, WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS NOTE.

IN WITNESS WHEREOF, Borrower intending to be legally bound, has duly executed and delivered this Note as of the day and year first above written.

PROCYON CORPORATION, a Colorado corporation

By:	/s/ Justice W. Anderson
Justice W. Anderson, CEO